                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

 STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT
             OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   91-1587893
                       (I.R.S Employer Identification No.)

                601 Union Street, Suite 2120, Seattle, WA 98101
              (Address of Principal Executive Offices) (Zip Code)

                    SFG MORTGAGE AND INVESTMENT COMPANY, INC.
               (Exact Name of Obligor as Specified in its Charter)

           Washington                                         91-0609840
     (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                      Identification No.)

                 923 Powell Avenue SW, Renton, Washington 98355
              (Address of Principal Executive Offices) (Zip Code)

                         Investment Debentures, Series I
                       (Title of the Indenture Securities)

ITEM 1.  GENERAL INFORMATION.
         Furnish the following information as to the trustee:
         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington D.C. 20521

         (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.
         If the Obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         No such affiliation exists with the Trustee, U.S. Bank Trust National Association.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.
         Furnish the following information as to each class of voting securities of the Trustee:

         As of July 31, 1999:


                      Col. A                            Col. B
                                Title of Class            Amount Outstanding
                                --------------            ------------------
                      Common Stock                      1000 shares


ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.
         If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of securities outstanding under each such other indenture:

                  None

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities used under such other indenture.

                  Not applicable.

ITEM 5. INTERLOCKING DIRECTORIES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR ITS OFFICIALS.
         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor, identify each such person having any such connection and state the nature of each such connection.

         None.

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
         OFFICIALS.
         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

         As of July 31, 1999:


           Col. A              Col. B                Col. C                    Col. D
                                                                              Percentage of Voting
                                                 Amount Owned              Securities Represented By
         Name of Owner       Title of Class      Beneficially                Amount Given in Col. C
         -------------       --------------      ------------              -------------------------

         None.


ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.
         Furnish the following information as to the voting securities of the Trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

         As of July 31, 1999:


             Col. A                     Col. B                Col. C                    Col. D
                                                                                     Percentage of Voting
                                                            Amount Owned          Securities Represented By
         Name of Owner              Title of Class          Beneficially            Amount Given in Col. C
         -------------              --------------          ------------            -----------------------

         None.


ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.
         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the Trustee:

         As of July 31, 1999:


             Col. A                 Col. B                    Col. C                             Col. D
                                                           Amount Owned                    Percentage of Class
                           Whether the Securities     Beneficially or Held as                  Represented By
                               Are Voting or           Collateral Security for                  Amount Given
         Title of Class    Nonvoting Securities        Obligations in Default                    in Col. C
         --------------    --------------------        ----------------------                    ---------

         None.


ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.
         If the Trustee owns beneficially or holds as collateral security for obligations in default any securities or an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which as so owned or held by the Trustee.


         As of July 31, 1999:

             Col. A                 Col. B                    Col. C                             Col. D
                                                              Amount Owned
                                                              Beneficially or Held as
                                    Whether the Securities    Collateral Security for        Percentage of Class
         Title of Issuer            Are Voting or             Obligations in Default               Represented by
         and Title of Class         Nonvoting Securities      by Trustee                     Amount Given in Col. C
         ------------------         --------------------      -----------                    ----------------------

         None.


ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.
         If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

         As of July 31, 1999:


             Col. A                 Col. B                    Col. C                             Col. D
                                                              Amount Owned
                                                              Beneficially or Held as
                                    Whether the Securities    Collateral Security for        Percentage of Class
         Title of Issuer            Are Voting or             Obligations in Default              Represented by
         and Title of Class         Nonvoting Securities      by Trustee                     Amount Given in Col. C
         ------------------         --------------------      ----------                     ----------------------

         None.


ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50% OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.
         If the Trustee owns beneficially or holds as collateral security for obligations in default any Securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

         As of July 31, 1999:


             Col. A                 Col. B                    Col. C                             Col. D
                                                              Amount Owned
                                                              Beneficially or Held as



                                    Whether the Securities    Collateral Security for        Percentage of Class
         Title of Issuer            Are Voting or             Obligations in Default              Represented by
         and Title of Class         Nonvoting Securities      by Trustee                     Amount Given in Col. C
         ------------------         --------------------      ----------                     ----------------------

         None.


ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.
         Except as noted in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

         As of July 31, 1999:


                  Col. A                             Col. B                               Col. C
         Nature of Indebtedness                 Amount Outstanding                      Date Due
         ----------------------                 ------------------                      --------

         None.


ITEM 13. DEFAULTS BY THE OBLIGOR.
         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                  Not applicable.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  Not applicable.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.
         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         None.

ITEM 15. FOREIGN TRUSTEE.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable.

ITEM 16. LIST OF EXHIBITS.

         List below all exhibits filed as part of this statement of eligibility and qualification.

         1.       Articles of association of U.S. Bank Trust National
                  Association.
         2. Certificate of Authority of U.S. Bank Trust National Association to Commence Business.
         3. Authorization of the Trustee to exercise corporate trust powers.
         4.       Bylaws of U.S. Bank Trust National Association. (Attached)
         5.       Not Applicable.
         6.       Consents of U.S. Bank Trust National Association required by
                  Section 321(b) of the Act.
         7.       Latest Report of Condition of U.S. Bank Trust National
                  Association.


                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank Trust National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, and State of Washington, on the 25th day of August, 1999.

                                        U.S. BANK TRUST NATIONAL
                                        ASSOCIATION


                                        By  Sherrie L. Pantle, Vice-President
                                            ---------------------------------

                             CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by SFG Mortgage & Investment Co., Inc. of Investment Debentures, Series I, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        U.S. BANK TRUST NATIONAL
                                        ASSOCIATION


                                        By  Sherrie L. Pantle, Vice-President
                                            ---------------------------------

Dated:   August 25, 1999.